Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER FISCAL 2025 RESULTS

Company raises Fiscal 2025 Guidance

Total sales of $190.8 million

Comparable store sales growth of 9.2%

Gross Margin rate of 40.0%, highest second quarter rate since fiscal 2021

SAVANNAH, GA (August 26, 2025) — Citi Trends, Inc. (NASDAQ: CTRN), a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States, today reported results for the second quarter ended August 2, 2025. For purposes of comparison, unless otherwise stated, metrics in this release are compared to the 13-week quarter and 26-week year-to-date period ended August 3, 2024.

Chief Executive Officer Comments

Ken Seipel, Chief Executive Officer, said: "I’m pleased to report another quarter of strong, consistent performance as our strategic transformation continues to build momentum. Our second quarter results underscore our recent success executing our key initiatives, which drove comparable store sales up 9.2% — our fourth consecutive quarter and 12 straight months of consistent comparable sales gains. Year-to-date, comps are up 9.6%, with a two-year stack of 10.3%, reflecting the sustained, broad-based performance improvement across the Company. I am also pleased year-to-date sales momentum has continued into the important August back to school period.

The majority of our sales growth over the past four quarters has been driven by increased customer traffic and transactions. By staying laser-focused on our core African American customer base, improving execution of our three-tiered product assortments, offering more compelling extreme-value deals, and introducing more trend-leading merchandise, we have encouraged our customers to shop more often and purchase more items. This consistent behavior gives us confidence in our overall strategy.

While we are proud of our results and the meaningful progress to date, we recognize there is still significant opportunity ahead — processes to refine, capabilities to strengthen, and areas to optimize. We remain committed to the continued transformation of our business, delivering shareholder value, and delighting customers in the neighborhoods we serve. Our three-phase strategic framework — Repair, Execute, and Optimize — continues to position Citi Trends for sustainable, profitable growth, and I am confident in our ability to deliver strong results and capture additional market share in the future."

Financial Highlights – Second Quarter 2025

•	Total sales of $190.8 million increased $14.2 million, or 8.0% vs. Q2 2024; comparable store sales increased 9.2% compared to Q2 2024 driven by increases in traffic, basket and conversion, reflecting the impact of the three-tiered merchandise assortment, including more trendy product, off-price deals and more branded extreme value product.

•	Gross margin of 40.0%, the highest second quarter rate since fiscal 2021, increased 890 basis points vs. Q2 2024, driven by reduced markdowns, improved shrink results, increased full price selling and lower cost of freight.

•	SG&A expense of $78.9 million vs. Q2 2024 SG&A expense of $73.8 million, or $72.1 million as adjusted*, reflecting the costs to process higher sales and $3.9 million of incremental incentive compensation from improved financial performance.

•	Net income of $3.8 million, including the $11.0 million gain on the sale of the Savannah office building, or adjusted net loss* of $6.8 million, vs. net loss of $18.4 million, or adjusted net loss* of $16.2 million, in Q2 2024.

•	Adjusted EBITDA* loss of $2.6 million, an increase of $14.6 million compared to adjusted EBITDA* loss of $17.2 million in Q2 2024.

•	Real Estate: Remodeled 19 stores and closed 1 store in the quarter, ending the period with 590 locations.

•	Cash of $50.4 million at quarter-end, with no debt and no borrowings under a $75 million credit facility.

•	Merchandise inventory was $117.6 million at the end of the quarter, a decrease of 12.9% vs. Q2 2024, with average store inventory down 5.7% vs. last year, benefiting from better buying discipline and a faster supply chain.

Financial Highlights – 26 weeks ended August 2, 2025

•	Total sales of $392.5 million increased $29.6 million, or 8.2% vs. 2024; comparable store sales increased 9.6% to 2024, 10.3% on a two-year basis

•	Net income of $4.7 million, including the $11.0 million gain on the sale of the Savannah office building, or adjusted net loss* of $5.4 million, vs. net loss of $21.8 million, or adjusted net loss* of $18.9 million in 2024.

•	Adjusted EBITDA* of $2.8 million compared to adjusted EBITDA* loss of $18.0 million in 2024. Adjusted EBITDA* improvement to last year driven by higher sales, 480 basis point increase in gross margin rate and 90 basis points of SG&A leverage, including the impact of higher incentive compensation accruals.

Fiscal 2025 Outlook

The Company is updating its fiscal 2025 outlook as follows:

•	Expecting full year comparable store sales growth of mid to high-single digits, above previous outlook of mid-single digit growth

•	Full year gross margin expected to expand approximately 210 to 230 basis points vs. 2024, slightly above previous outlook reflecting inventory efficiency improvements and initial progress against planned supply chain improvements

•	SG&A is expected to leverage in the range of 60 basis points to 90 basis points vs. 2024, slightly better than previous outlook and inclusive of increased incentive compensation accruals related to business performance

•	Full year EBITDA* is now expected to be in the range of $7 million to $11 million, above previous outlook, a $21 million to $25 million improvement vs. 2024

•	Expecting 2025 effective tax rate of approximately 0%, consistent with previous outlook

•	The Company now expects to open 3 new stores, remodel approximately 60 stores and close 3 locations

•	Full year capital expenditures are now expected to be in the range of $22 million to $25 million, slightly higher than previous outlook

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until September 2, 2025, by dialing (844) 512-2921 and entering the passcode,13754572.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2025 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About Citi Trends

Citi Trends, Inc. is a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States. The Company operates 590 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand and to manage inventory shrinkage; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Second Quarter
	2025	2024	2023
Net sales	$190,750	$176,552	$173,554

Cost of sales (exclusive of depreciation shown separately below)	(114,477)	(121,624)	(107,226)
Selling, general and administrative expenses	(78,905)	(73,780)	(69,543)
Depreciation	(4,548)	(4,782)	(4,708)
Asset impairment	(263)	(1,261)	—
Gain on sale of building	10,960	—	—
Income (loss) from operations	3,517	(24,895)	(7,923)
Interest income	389	611	887
Interest expense	(88)	(80)	(77)
Income (loss) before income taxes	3,818	(24,364)	(7,113)
Income tax expense	—	5,951	2,081
Net income (loss)	$3,818	$(18,413)	$(5,032)

Basic net income (loss) per common share	$0.48	$(2.21)	$(0.61)
Diluted net income (loss) per common share	$0.46	$(2.21)	$(0.61)

Weighted average number of shares outstanding
Basic	8,033	8,337	8,225
Diluted	8,314	8,337	8,225

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	August 2, 2025	August 3, 2024
Assets:
Cash and cash equivalents	$50,397	$59,302
Inventory	117,566	134,996
Prepaid and other current assets	21,241	20,818
Property and equipment, net	50,522	51,702
Operating lease right of use assets	216,420	225,278
Deferred tax assets	—	13,715
Other noncurrent assets	1,262	920
Total assets	$457,408	$506,731

Liabilities and Stockholders' Equity:
Accounts payable	$96,245	$110,540
Current operating lease liabilities	43,344	49,071
Accrued liabilities	26,457	24,780
Other current liabilities	1,330	1,092
Noncurrent operating lease liabilities	174,145	182,869
Other noncurrent liabilities	2,647	1,789
Total liabilities	344,168	370,141

Total stockholders' equity	113,240	136,590
Total liabilities and stockholders' equity	$457,408	$506,731

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate the Company’s current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies and should be considered in addition to and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

	Second Quarter
	August 2, 2025	August 3, 2024
Reconciliation of Adjusted SG&A
SG&A	$(78,905)	$(73,780)
Severance[1]	69	—
CEO transition expenses[2]	—	1,358
Cyber incident expenses[3]	—	36
Shareholder matters[4]	(30)	271
Adjusted SG&A	$(78,866)	$(72,115)

	Second Quarter
	August 2, 2025	August 3, 2024
Reconciliation of Adjusted Net Income (Loss)
Net income (loss)	$3,818	$(18,413)
Gain on sale of building	(10,960)	—
Asset impairment	263	1,261
Severance[1]	69	—
CEO transition expenses[2]	—	1,358
Cyber incident expenses[3]	—	36
Shareholder matters[4]	(30)	271
Tax effect	—	(715)
Adjusted net loss	$(6,840)	$(16,202)

	Second Quarter
	August 2, 2025	August 3, 2024
Reconciliation of Adjusted EBITDA
Net income (loss)	$3,818	$(18,413)
Interest income	(389)	(611)
Interest expense	88	80
Income tax benefit	—	(5,951)
Depreciation	4,548	4,782
Gain on sale of building	(10,960)	—
Asset impairment	263	1,261
Severance[1]	69	—
CEO transition expenses[2]	—	1,358
Cyber incident expenses[3]	—	36
Shareholder matters[4]	(30)	271
Adjusted EBITDA	$(2,593)	$(17,187)

	Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Reconciliation of Adjusted SG&A
SG&A	$(153,792)	$(147,991)
Lease termination fee[5]	390	—
Severance[1]	388	—
Shareholder matters[4]	146	1,651
Cyber incident expenses[3]	(402)	36
CEO transition expenses[2]	—	1,358
Adjusted SG&A	$(153,270)	$(144,946)

	Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Reconciliation of Adjusted Net income (loss)
Net income (loss)	$4,689	$(21,840)
Gain on sale of building	(10,960)	—
Asset impairment	327	1,261
Lease termination fee[5]	390	—
Severance[1]	388	—
Shareholder matters[4]	146	1,651
Cyber incident expenses[3]	(402)	36
CEO transition expenses[2]	—	1,358
Tax effect	—	(1,229)
Adjusted net loss	$(5,422)	$(18,763)

	Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Reconciliation of Adjusted EBITDA
Net income (loss)	$4,689	$(21,840)
Interest income	(847)	(1,460)
Interest expense	164	158
Income tax (benefit) expense	—	(8,724)
Depreciation	8,918	9,576
Gain on sale of building	(10,960)	—
Asset impairment	327	1,261
Lease termination fee[5]	390	—
Severance[1]	388	—
Shareholder matters[4]	146	1,651
Cyber incident expenses[3]	(402)	36
CEO transition expenses[2]	—	1,358
Adjusted EBITDA	$2,814	$(17,983)

1 Represents severance and related costs resulting from the CEO transition and subsequent implementation of CEO-led organizational changes.

2 Represents costs associated with the hiring of a new CEO.

3 Represents costs associated with the cyber disruption of the Company's back office and distribution center IT systems in January 2023.

4 Represents costs related to requests and inquiries from a significant shareholder.

5 Represents a lease termination fee associated with the closure of a store.